Putnam Convertible Income-Growth Trust, April 30, 2005, semiannual report

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:

53A	For the period ended April 30, 2005, Putnam Management has
assumed $6,083 of legal, shareholder servicing and communication, audit and Trustee fees incurred by the fund in connection with certain legal and regulatory matters.

72DD1 		Class A	9,289
		Class B	1,102
		Class C	166

72DD2		Class M	89
		Class R	1
		Class Y	512

73A1		Class A	0.264
		Class B	0.199
		Class C	0.206

73A2		Class M	0.222
		Class R	0.247
		Class Y	0.286

74U1		Class A	34,155
		Class B	4,868
		Class C	840

74U2		Class M	384
		Class R	4
		Class Y	1,771

74V1		Class A	16.24
		Class B	15.98
		Class C	16.14

74V2		Class M	16.12
		Class R	16.23
		Class Y	16.24